Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2002

IMPAC MORTGAGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-14100 (Commission File Number)	33-0675505 (I.R.S. Employer Identification No.)

1401 Dove Street, Newport Beach, CA, 92660
(Address of principal executive offices including zip code)

(949) 475-3600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events

This filing is made to effect the incorporation by reference of the accompanying information and exhibits in the Company’s Post-Effective Amendment No. 1 to Registration Statement No. 333-74432 on Form S-3, filed with the Securities and Exchange Commission, which became effective on May 13, 2002.

On May 22, 2002, Impac Mortgage Holdings, Inc. (the “Company”) entered into a Sales Agency Agreement (the “Agreement”) with UBS Warburg LLC (the “Agent”). In accordance with the terms of the Agreement, the Company may offer and sell up to 3,594,082 shares of its common stock from time to time through the Agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the American Stock Exchange. The Agent will be entitled to a commission equal to 3.00% of the gross sales price per share of the shares sold under the Agreement.

The following are the estimated costs and expenses payable by the Company in connection with the sale of its common stock registered on the From S-3 for the transactions contemplated by the Agreement, other than underwriting commissions and discounts.

Item	Amount
Printing expenses	$15,000
Legal fees and expenses	60,000
Accounting fees and expenses	45,000
Listing fees	22,500
Transfer Agent Fees	|5,000
Miscellaneous	2,500

Total	$150,000

ITEM 7.    Exhibits

(c) Exhibits

1.1	Sales Agency Agreement dated May 22, 2002 between Impac Mortgage Holdings, Inc. and UBS Warburg LLC.

5.1	Legal Opinion of Kirkpatrick & Lockhart LLP.

5.2	Legal Opinion of McKee Nelson LLP.

8.1	Legal Opinion of McKee Nelson LLP regarding tax matters.

23.1	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5.1)

23.2	Consent of McKee Nelson LLP (contained in Exhibit 5.2)

23.3	Consent of McKee Nelson LLP (contained in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

By: /s/ RONALD M. MORRISON
Ronald M. Morrison General Counsel and Secretary

Date: May 22, 2002

EXHIBIT INDEX

1.1	Sales Agency Agreement dated May 22, 2002 between Impac Mortgage Holdings, Inc. and UBS Warburg LLC.

5.1	Legal Opinion of Kirkpatrick & Lockhart LLP.

5.2	Legal Opinion of McKee Nelson LLP.

8.1	Legal Opinion of McKee Nelson LLP regarding tax matters.

23.1	Consent of Kirkpatrick & Lockhart LLP (contained in Exhibit 5.1)

23.2	Consent of McKee Nelson LLP (contained in Exhibit 5.2)

23.3	Consent of McKee Nelson LLP (contained in Exhibit 8.1)